EXHIBIT 99.3
                                  ------------

                      FORM OF AMENDMENT TO RIGHTS AGREEMENT
                              DATED APRIL 23, 1997


      THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this "Amendment") is entered into as of August 11, 1999, between HCIA Inc., a Maryland corporation (the "Company"), and Chase Mellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Rights Agent").

      WHEREAS, the Company and the Rights Agent entered into a Stockholder Rights Agreement, dated as of April 23, 1997 (the "Rights Agreement");

      WHEREAS, in accordance with Section 5.4 of the Agreement, the Company and the Rights Agent desire to amend the Agreement as set forth below.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

      SECTION 1.  AMENDMENTS TO ARTICLE I
                  ------------------------

            (a) The subparagraph of existing Article I of the Agreement relating to the definitions of "Beneficial Owner" and "Beneficially Own" is hereby amended by adding the following text as a new subparagraph at the end of said existing subparagraph and immediately prior to the existing "Business Day" definitional subparagraph:

            "Notwithstanding anything contained in this Agreement to the contrary, neither Acquiror nor Merger Sub, nor any of their Affiliates or Associates, shall be deemed to be the Beneficial Owner of, nor to Beneficially Own, any of the Common Stock of the Company solely by virtue of any of: (i) the approval, execution or delivery of either the Merger Agreement or the Voting Agreement, (ii) the consummation of the Merger, or (iii) the consummation of any of the other transactions whatsoever contemplated by the Merger Agreement and the Voting Agreement."

            (b) The subparagraph of existing Article I of the Agreement relating to the definition of "Expiration Date" is hereby amended by replacing the word "or" that appears immediately prior to the symbol "(iv)" with a comma, deleting the period contained at the end of said subparagraph and by adding the following text to the end of said subparagraph:

            ", or (v) the time immediately prior to the Effective
            Time (as defined in the Merger Agreement)".

            (c) Article I of the Agreement is further amended by adding each of the following new subparagraphs at the end thereof:

            "Merger" shall mean the statutory merger of Merger Sub with and into the Company in accordance with the Maryland General Corporation Law and the General Corporation Law of the State of Delaware upon the terms and subject to the conditions set forth in the Merger Agreement.

            "Merger Agreement" shall mean the Agreement and Plan of Reorganization, dated as of August 11, 1999, by and among Acquiror, Merger Sub and the Company (as such agreement may be amended from time to time).

            "Voting Agreement" shall mean the Voting Agreement, dated as of August 11, 1999, by and between Acquiror and certain stockholders of the Company (as such agreements may be amended from time to time).

            "Acquiror" shall mean VS&A Communications Partners III, LP, a Delaware limited partnership.

            "Merger Sub" shall mean VS&A-HCIA, Inc., a Delaware corporation, and a wholly-owned subsidiary of Acquiror."

      SECTION 2.  AMENDMENT TO ARTICLE II.
                  ------------------------

                  (a) Subsection 2.3(c) of the existing Article II of the Agreement is hereby amended by adding the following text at the end of said existing subsection:

                  "Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, punitive, consequential or incidental loss or damage of any king whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage."

      SECTION 3.  NEW SECTION 4.3.
                  ----------------

            The following is added as a new Section 4.3 to the Agreement:

            "Section 4.3. MERGER WITH MERGER SUB.

              Notwithstanding anything contained in this Agreement to the contrary, none of: (i) the approval, execution or delivery either or both the Merger Agreement and/or the Voting Agreement, (ii) the consummation of the Merger, or (iii) the consummation of any of the other transactions whatsoever contemplated by the Merger Agreement and/or the Voting Agreement, shall cause: (A) Acquiror or Merger Sub or any of their Affiliates or Associates to be deemed an Acquiring Person, (B) a Stock Acquisition Date to occur, (C) a Separation Date or Separation Event to occur, or (D) a Flip-in Date, Flip-in Event or Flip-in Transaction to occur."

      SECTION 4.  SEVERABILITY.
                  -------------

            If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      SECTION 5.  GOVERNING LAW.
                  --------------

            This Amendment shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such state.

      SECTION 6.  COUNTERPARTS.
                  -------------

            This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      SECTION 6.  EFFECT OF AMENDMENT.
                  --------------------

            Except as expressly modified herein, the Agreement shall remain in full force and effect. If for any reason the Merger Agreement is terminated and the Merger is abandoned, then this Amendment shall be of no further force and effect and the Agreement shall remain exactly the same as it existed immediately prior to execution of this Amendment.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and attested, all as of the day and year first above written.

ATTEST:                             HCIA INC.



By: /s/ Barry C. Offutt             By: /s/ Charles A. Berardesco
   ------------------------            ------------------------------------
                                          Charles A. Berardesco, Esq.
                                           Senior Vice President and
                                              General Counsel


ATTEST:                             CHASE MELLON SHAREHOLDER SERVICES,
                                    L.L.C., as Rights Agent



By: /s/ Robert Kavanagh             By: /s/ Selwyn A. Crawford
   -------------------------           -------------------------------------
   Robert Kavanagh                        Selwyn A. Crawford
   Vice President                         Relationship Manager